Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TeleCommunications Systems, Inc. of our report dated September 8, 2008 relating to the consolidated financial statements of Networks In Motion, Inc., which appears in TeleCommunications Systems, Inc.’s Current Report on Form 8-K/A dated December 15, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 19, 2010